Lucas Energy, Inc. 8-K

Exhibit 10.1

AMENDMENT DATED OCTOBER 31, 2016, TO THE SECOND
AMENDED LETTER LOAN AGREEMENT AND THE SECOND AMENDED
PROMISSORY NOTE, BOTH DATED NOVEMBER 13, 2014

This Amendment to that certain Second Amended Letter Loan Agreement and that certain Second Amended Promissory Note, both dated December 13, 2014, between CATI Operating, LLC (“CATI”), as assignee of Lucas Energy, Inc. (“LEI”), and Louise H. Rogers, an individual as her separate property (“Rogers”), is entered into and made effective as of the 31st day of October, 2016, assuming all conditions described below are first met. This document is referred to as the “October 2016 Amendment.”

Recitals

On or about November 18, 2014, to be effective November 13, 2014, LEI and Rogers entered into the Second Amended Letter Loan Agreement (“2d LLA”) and the Second Amended Promissory Note (“2d Note”). On August 12, 2015, LEI and Rogers entered into an amendment to the 2d Note and 2d LLA extending the maturity date to September 13, 2015, and including other changes. On August 28, 2015, LEI and Rogers entered into another amendment to the 2d Note and 2d LLA extending the maturity date to October 31, 2016, and including other changes. On or about December 14, 2015, LEI, Rogers, and CATI entered into several agreements under which LEI assigned all of its oil and gas properties and related rights to CATI and CATI became the assignee of LEI under the 2d LLA and the 2d Note (as well as the other Loan Documents).

All references to the 2d LLA and the 2d Note include the August 12, 2015 and August 28, 2015, amendments and the December 14, 2015, amendments and assignments. CATI and Rogers now desire to extend the maturity date of the 2d LLA and the 2d Note in exchange for good and valuable consideration to Rogers as set forth below.

Terms of October 2016 Amendment

In exchange for CATI’s immediate payments of the amount of $9,000.00 to Rogers and $9,000.00 to Robertson Global Credit, LLC, CATI and Rogers desire to amend the Maturity Date as that term is defined in the 2d LLA and the 2d Note (as previously amended) from October 31, 2016, to January 31, 2017. These payments shall be wired as instructed by counsel for Rogers no later than 12:00 noon on Monday, October 31, 2016. Upon receipt of both of these payments by the intended recipients, this October 2016 Amendment becomes effective. If these payments are not made by this deadline, this Amendment is void and of no force or effect.

All capitalized terms in this October 2016 Amendment shall have the meaning given in this document, and if not defined in this document, they shall have the meaning given in the 2d LLA in its Schedule A entitled “Definitions.”

This October 2016 Amendment is intended to be a part of the 2d LLA and the 2d Note (and all of the other Loan Documents) (as amended), effective as of October 31, 2016, assuming all payments described above have been timely made.

Amendment Dated October 31, 2016, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, Both Dated November 13, 2014 Rogers - CATI/October 28, 2016	Page 1 of 2

CATI and Rogers have duly executed this October 2016 Amendment as of the dates set forth beside their respective signatures.

CATI and Rogers agree that electronic signatures shall bind them to the same extent as an original signature. This October 2016 Amendment may be executed in multiple counterparts, which together create a single document.

CATI OPERATING, LLC

By Lucas Energy, Inc., its sole Member

By:	/s/ Anthony C. Schnur	Dated: October 31, 2016
Anthony C. Schnur, Chief Executive Officer

LOUISE H. ROGERS

/s/ Louise H. Rogers/by SEC	Date of Signature: October 28, 2016
Louise H. Rogers
By Sharon E. Conway as her attorney-in-fact

Amendment Dated October 31, 2016, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, Both Dated November 13, 2014 Rogers - CATI/October 28, 2016	Page 2 of 2